Exhibit 99.2

Independent Auditors’ Report

The Board of Directors

Crisps Topco Limited:

We have audited the accompanying consolidated financial statements of Crisps Topco Limited and its subsidiaries, which comprise the consolidated balance sheets as of 1 April 2016 and 27 March 2015, and the related consolidated statements of profit and loss and other comprehensive income, changes in equity, and cash flows for the fiscal periods then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crisps Topco Limited and its subsidiaries as of 1 April 2016 and 27 March 2015, and the results of their operations and their cash flows for the fiscal periods then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG LLP

KPMG LLP

Birmingham, United Kingdom

14 November 2016

Consolidated Statement of Profit and Loss and Other Comprehensive Income

	Note	53 week period ended 1 April 2016	52 week period ended 27 March 2015
		£000	£000

Revenue	3	77,843	56,578
Cost of sales		(54,147)	(39,062)

Gross profit		23,696	17,516
Administrative expenses	4	(14,463)	(9,427)

Operating profit		9,233	8,089
Financial income	5	3,366	65
Financial expenses	5	(15,766)	(12,376)

Net financing expense		(12,400)	(12,311)

Profit/(loss) before tax		(3,167)	(4,222)
Taxation	6	(706)	(618)

Profit/(loss) for the period		(3,873)	(4,840)

Other comprehensive income
Items that are or may be reclassified subsequently to profit or loss:
Foreign currency translation differences – foreign operations		(24)	(25)

Other comprehensive income for the period, net of income tax		(24)	(25)

Total comprehensive income for the period		(3,897)	(4,865)

The notes on pages 6 to 41 form an integral part of these financial statements.

All amounts relate to continuing activities.

There is no difference between the loss on ordinary activities before taxation and the loss for the financial period stated above and their historical equivalents.

Consolidated Balance Sheet

	Note	1 April 2016	27 March 2015
		£000	£000
Non-current assets
Property, plant and equipment, net	7	27,234	13,398
Intangible assets and goodwill, net	8	108,317	77,911
Trade and other receivables	11	2,437	2,368

Total non-current assets		137,988	93,677

Current assets
Inventories	10	6,933	4,010
Tax receivable		321	—
Trade and other receivables, net of allowance of £143,000 in 2016 and £137,000 in 2015	11	22,135	17,991
Cash and cash equivalents	12	6,031	6,382

Total current assets		35,420	28,383

Total assets		173,408	122,060

Current liabilities
Loans and borrowings	13	1,768	2,157
Trade and other payables	14	26,503	15,485
Derivative financial liabilities		80	—
Tax payable		—	36

Total current liabilities		28,351	17,678

Non-current liabilities
Loans and borrowings	13	152,635	112,793
Trade and other payables	14	6	16
Derivative financial liabilities	17	—	213
Deferred tax liabilities	9	4,505	241

Total non-current liabilities		157,146	113,263

Total liabilities		185,497	130,941

Net liabilities		(12,089)	(8,881)

Equity
Share capital	16	12	11
Share premium		4,200	3,512
Translation reserve		(49)	(25)
Retained earnings		(16,252)	(12,379)

Total deficit		(12,089)	(8,881)

The notes on pages 6 to 41 form an integral part of these financial statements.

Consolidated Statement of Changes in Equity

	Share capital	Share premium	Translation reserve	Retained earnings	Total deficit
	£000	£000	£000	£000	£000

Balance at 29 March 2014	11	3,500	—	(7,539)	(4,028)

Total comprehensive income for the period
Profit or loss	—	—	—	(4,840)	(4,840)
Other comprehensive income	—	—	(25)	—	(25)

Total comprehensive income for the period	—	—	(25)	(4,840)	(4,865)

Transactions with owners, recorded directly in equity
Premium on shares issued during the period	—	12	—	—	12

Total transactions with owners	—	12	—	—	12

Balance at 27 March 2015	11	3,512	(25)	(12,379)	(8,881)

	Share capital	Share premium	Translation reserve	Retained earnings	Total deficit
	£000	£000	£000	£000	£000

Balance at 28 March 2015	11	3,512	(25)	(12,379)	(8,881)

Total comprehensive income for the period
Profit or loss	—	—	—	(3,873)	(3,873)
Other comprehensive income	—	—	(24)	—	(24)

Total comprehensive income for the period	—	—	(24)	(3,873)	(3,897)

Transactions with owners, recorded directly in equity
Issue of shares	1	—	—	—	1
Premium on shares issued during the period	—	688	—	—	688

Total transactions with owners	1	688	—	—	689

Balance at 1 April 2016	12	4,200	(49)	(16,252)	(12,089)

Consolidated Cash Flow Statement

	Note	53 week period ended 1 April 2016	52 week period ended 27 March 2015
		£000	£000
Cash flows from operating activities
Loss for the period		(3,873)	(4,840)
Adjustments for:
Depreciation and amortisation		3,006	1,969
Financial income		(3,366)	(65)
Financial expense		15,766	12,376
Gain on sale of property, plant and equipment		(1)	(16)
Taxation		706	618

		12,238	10,042
Changes in operating assets and liabilities, net of acquisition
Increase in trade and other receivables		(1,676)	(2,028)
Increase in inventories		(1,389)	(773)
Increase in trade and other payables		3,146	2,994

		12,319	10,235
Interest paid		(2,744)	(2,766)
Tax paid		(672)	(166)

Net cash inflow from operating activities		8,903	7,303

Cash flows from investing activities
Proceeds from sale of property, plant and equipment		44	37
Interest received		528	—
Acquisition of subsidiary, net of cash acquired		(19,329)	—
Acquisition of property, plant and equipment		(11,289)	(3,698)
Acquisition of other intangible assets		(207)	(251)

Net cash outflow from investing activities		(30,253)	(3,912)

Cash flows from financing activities
Proceeds from the issue of share capital		8	12
Proceeds from new loan		25,368	908
Transaction costs related to loans and borrowings		(906)	—
Issue of other loans		—	(250)
Repayment of borrowings		(2,695)	(1,540)
Payment of finance lease liabilities		(1,047)	(41)

Net cash inflow (outflow) from financing activities		20,728	(911)

Net (decrease)/increase in cash and cash equivalents		(622)	2,480
Cash and cash equivalents at the start of the period		6,382	3,868
Effect of exchange rate fluctuations on cash held		271	34

Cash and cash equivalents at the end of the period		6,031	6,382

Notes

(forming part of the financial statements)

1	Accounting policies

Crisps Topco Limited (the “Company”) is a company incorporated and domiciled in the UK.

The group financial statements consolidate those of the Company and its subsidiaries (together referred to as the “Group”).

The group financial statements have been prepared and approved by the directors in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“Adopted IFRSs”). These consolidated financial statements were authorised for issuance by the Board of Directors on 14 November 2016.

The accounting policies set out below have, unless otherwise stated, been applied consistently to all periods presented in these group financial statements and in preparing an opening IFRS balance sheet at 29 March 2014 for the purposes of the transition to Adopted IFRSs.

Judgements made by the directors, in the application of these accounting policies that have significant effect on the financial statements and estimates with a significant risk of material adjustment in the next period are discussed in note 1.20.

1.1	Transition to Adopted IFRSs

The Group is preparing its financial statements in accordance with Adopted IFRS for the first time and consequently has applied IFRS 1. An explanation of how the transition to Adopted IFRSs has affected the reported financial position, financial performance and cash flows of the Group is provided in note 23.

IFRS 1 grants certain exemptions from the full requirements of Adopted IFRSs in the transition period. The following exemptions have been taken in these financial statements:

•	Business combinations – Business combinations that took place prior to 29 March 2014 have not been restated.

1.2	Measurement convention

The financial statements are prepared on the historical cost basis except that the following assets and liabilities are stated at their fair value: derivative financial instruments and financial instruments classified as fair value through the profit or loss.

1.3	Going concern

The financial statements have been prepared on the going concern basis notwithstanding the loss before tax for the period of £3.2 million and net liabilities of £12.1 million at 1 April 2016.

At the balance sheet date, the group was funded by bank loans and overdraft facilities totalling £68.4 million, to which a number of covenants were attached. The group was also funded by other loan notes totalling £97.5 million.

On 2 September 2016, the group was acquired debt free by Thunderball Bidco Limited, a wholly-owned subsidiary of Amplify Snack Brands, Inc. As a result, on the date of acquisition the bank loans and other loan notes in place at the balance sheet date were paid up in full.

After making enquiries, the directors have a reasonable expectation that the group has adequate resources to continue to operate for the foreseeable future. Amplify Snack Foods, Inc, the ultimate parent company at the date of signing these accounts, have confirmed their intention to provide financial support, if required, to enable the group to continue in operational existence for the foreseeable future by meetings its liabilities as they fall due.

Based on the above, the directors believe that it remains appropriate to prepare the financial statements on a going concern basis.

Notes (continued)

1	Accounting policies (continued)

1.4	Basis of consolidation

Subsidiaries

Subsidiaries are entities controlled by the Group. The Group controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. In assessing control, the Group takes into consideration potential voting rights that are currently exercisable. The acquisition date is the date on which control is transferred to the acquirer. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Transactions eliminated on consolidation

Intra-group balances and transactions, and any unrealised income and expenses arising from intra-group transactions, are eliminated. Unrealised losses are eliminated in the same way as unrealised gains, but only to the extent that there is no evidence of impairment.

1.5	Foreign currency

Transactions in foreign currencies are translated to the respective functional currencies of Group entities at the foreign exchange rate ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated to the functional currency at the foreign exchange rate ruling at that date. Foreign exchange differences arising on translation are recognised in the income statement. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising on consolidation, are translated to the Group’s presentational currency, Sterling, at foreign exchange rates ruling at the balance sheet date. The revenues and expenses of foreign operations are translated at an average rate for the period where this rate approximates to the foreign exchange rates ruling at the dates of the transactions.

Exchange differences arising from this translation of foreign operations are reported as an item of other comprehensive income and accumulated in the translation reserve. When a foreign operation is disposed of, such that control, joint control or significant influence (as the case may be) is lost, the entire accumulated amount in the FCTR, net of amounts previously attributed to non-controlling interests, is recycled to profit or loss as part of the gain or loss on disposal. When the Group disposes of only part of its interest in a subsidiary that includes a foreign operation while still retaining control, the relevant proportion of the accumulated amount is reattributed to non-controlling interests.

1.6	Classification of financial instruments issued by the Group

Following the adoption of IAS 32, financial instruments issued by the Group are treated as equity only to the extent that they meet the following two conditions:

(a)	they include no contractual obligations upon the group to deliver cash or other financial assets or to exchange financial assets or financial liabilities with another party under conditions that are potentially unfavourable to the group; and

(b)	where the instrument will or may be settled in the company’s own equity instruments, it is either a non-derivative that includes no obligation to deliver a variable number of the company’s own equity instruments or is a derivative that will be settled by the company’s exchanging a fixed amount of cash or other financial assets for a fixed number of its own equity instruments.

To the extent that this definition is not met, the proceeds of issue are classified as a financial liability. Where the instrument so classified takes the legal form of the company’s own shares, the amounts presented in these financial statements for called up share capital and share premium account exclude amounts in relation to those shares.

Notes (continued)

1	Accounting policies (continued)

1.7	Non-derivative financial instruments

Non-derivative financial instruments comprise investments in equity, trade and other receivables, cash and cash equivalents, loans and borrowings, and trade and other payables.

Trade and other receivables

Trade and other receivables are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method, less any impairment losses.

Trade and other payables

Trade and other payables are recognised initially at fair value. Subsequent to initial recognition they are measured at amortised cost using the effective interest method.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and call deposits. Bank overdrafts that are repayable on demand and form an integral part of the Group’s cash management are included as a component of cash and cash equivalents for the purpose only of the cash flow statement.

Loans and borrowings

Interest-bearing borrowings are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, interest-bearing borrowings are stated at amortised cost using the effective interest method, less any impairment losses.

1.8	Derivative financial instruments

Derivative financial instruments

Derivative financial instruments are recognised at fair value. The gain or loss on re-measurement to fair value is recognised immediately in profit or loss.

1.9	Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses.

Where an item of property, plant and equipment have different useful lives, they are accounted for as separate items of property, plant and equipment.

Leases in which the Group assumes substantially all the risks and rewards of ownership of the leased asset are classified as finance leases. Where land and buildings are held under leases the accounting treatment of the land is considered separately from that of the buildings. Leased assets acquired by way of finance lease are stated at an amount equal to the lower of their fair value and the present value of the minimum lease payments at inception of the lease, less accumulated depreciation and less accumulated impairment losses. Lease payments are accounted for as described below.

Depreciation is charged to the income statement to write off the cost, less estimated residual values, of all tangible fixed assets over their expected useful lives. Freehold land is not depreciated. Depreciation is calculated at the following rates:

• freehold property	50 years
• leasehold property improvements	Over the remaining period of the lease
• plant and machinery	15% on written down value
• motor vehicles	25% on written down value
• fixtures and fittings	15% on written down value

Depreciation methods, useful lives and residual values are reviewed at each balance sheet date.

Notes (continued)

1	Accounting policies (continued)

1.10	Business combinations

Subject to the transitional relief in IFRS 1, all business combinations are accounted for by applying the acquisition method. Business combinations are accounted for using the acquisition method as at the acquisition date, which is the date on which control is transferred to the Group.

Acquisitions prior to 1 January 2010

For acquisitions prior to 1 January 2010, the Group measures goodwill at the acquisition date as:

•	the fair value of the consideration transferred; plus

•	the recognised amount of any non-controlling interests in the acquiree; plus

•	the fair value of the existing equity interest in the acquiree; less

•	the net recognised amount (generally fair value) of the identifiable assets acquired and liabilities assumed.

When the excess is negative, a bargain purchase gain is recognised immediately in profit or loss.

Costs related to the acquisition, other than those associated with the issue of debt or equity securities, are expensed as incurred.

Any contingent consideration payable is recognised at fair value at the acquisition date. If the contingent consideration is classified as equity, it is not remeasured and settlement is accounted for within equity. Otherwise, subsequent changes to the fair value of the contingent consideration are recognised in profit or loss.

Acquisitions between 1 January 2010 and 29 March 2014

For acquisitions between 1 January 2010 and 29 March 2014 goodwill represents the excess of the cost of the acquisition over the Group’s interest in the recognised amount (generally fair value) of the identifiable assets, liabilities and contingent liabilities of the acquiree. When the excess was negative, a bargain purchase gain was recognised immediately in profit or loss.

Transaction costs, other than those associated with the issue of debt or equity securities, that the Group incurred in connection with business combinations were capitalised as part of the cost of the acquisition.

Acquisitions prior to 29 March 2014 (date of transition to IFRSs)

IFRS 1 grants certain exemptions from the full requirements of Adopted IFRSs in the transition period. The Group elected not to restate business combinations that took place prior to 29 March 2014. In respect of acquisitions prior to 29 March 2014 , goodwill is included at 29 March 2014 on the basis of its deemed cost, which represents the amount recorded under UK GAAP which was broadly comparable save that only separable intangibles were recognised and goodwill was amortised.

Notes (continued)

1	Accounting policies (continued)

1.11	Intangible assets and goodwill

Goodwill

Goodwill is stated at cost less any accumulated impairment losses. Goodwill is allocated to cash-generating units and is not amortised but is tested annually for impairment.

Research and development

Expenditure on research activities is recognised in the income statement as an expense as incurred.

Expenditure on development activities is capitalised if the product or process is technically and commercially feasible and the Group intends to and has the technical ability and sufficient resources to complete development, future economic benefits are probable and if the Group can measure reliably the expenditure attributable to the intangible asset during its development. Development activities involve a plan or design for the production of new or substantially improved products or processes. The expenditure capitalised includes the cost of materials, direct labour and an appropriate proportion of overheads and capitalised borrowing costs. Other development expenditure is recognised in the income statement as an expense as incurred. Capitalised development expenditure is stated at cost less accumulated amortisation and less accumulated impairment losses.

Other intangible assets

Expenditure on internally generated goodwill and brands is recognised in the income statement as an expense as incurred.

Other intangible assets that are acquired by the Group are stated at cost less accumulated amortisation and accumulated impairment losses.

Amortisation

Amortisation is charged to the income statement on a straight-line basis over the estimated useful lives of intangible assets unless such lives are indefinite. Intangible assets with an indefinite useful life and goodwill are systematically tested for impairment at each balance sheet date. Other intangible assets are amortised from the date they are available for use. The estimated useful lives are as follows:

• trademarks	10 years
• computer software	15% on written down value
• brands	10 years
• customer relationships	8 years

1.12	Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is based on the first-in first-out principle and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, cost includes an appropriate share of overheads based on normal operating capacity.

Consignment stock is recognised on the balance sheet when the terms of agreement indicate that the principal risks and rewards of ownership rests with the company.

Notes (continued)

1	Accounting policies (continued)

1.13	Impairment excluding inventories and deferred tax assets

Financial assets (including receivables)

A financial asset not carried at fair value through profit or loss is assessed at each reporting date to determine whether there is objective evidence that it is impaired. A financial asset is impaired if objective evidence indicates that a loss event has occurred after the initial recognition of the asset, and that the loss event had a negative effect on the estimated future cash flows of that asset that can be estimated reliably.

An impairment loss in respect of a financial asset measured at amortised cost is calculated as the difference between its carrying amount and the present value of the estimated future cash flows discounted at the asset’s original effective interest rate. Interest on the impaired asset continues to be recognised through the unwinding of the discount. When a subsequent event causes the amount of impairment loss to decrease, the decrease in impairment loss is reversed through profit or loss.

Non-financial assets

The carrying amounts of the Group’s non-financial assets, other than inventories and deferred tax assets, are tested annually for impairment at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated. For goodwill, and intangible assets that have indefinite useful lives or that are not yet available for use, the recoverable amount is estimated each period at the same time.

The recoverable amount of an asset or cash-generating unit is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit”). The goodwill acquired in a business combination, for the purpose of impairment testing, is allocated to cash-generating units, or (“CGU”). Subject to an operating segment ceiling test, for the purposes of goodwill impairment testing, CGUs to which goodwill has been allocated are aggregated so that the level at which impairment is tested reflects the lowest level at which goodwill is monitored for internal reporting purposes. Goodwill acquired in a business combination is allocated to groups of CGUs that are expected to benefit from the synergies of the combination.

An impairment loss is recognised if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses are recognised in profit or loss. Impairment losses recognised in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the units, and then to reduce the carrying amounts of the other assets in the unit (group of units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, impairment losses recognised in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortisation, if no impairment loss had been recognised.

1.14	Employee benefits

Defined contribution plans

A defined contribution plan is a post-employment benefit plan under which the company pays fixed contributions into a separate entity and will have no legal or constructive obligation to pay further amounts. Obligations for contributions to defined contribution pension plans are recognised as an expense in the income statement in the periods during which services are rendered by employees.

Notes (continued)

1	Accounting policies (continued)

1.14	Employee benefits

Short-term benefits

Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided. A liability is recognised for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the Group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee and the obligation can be estimated reliably.

1.15	Provisions

A provision is recognised in the balance sheet when the Group has a present legal or constructive obligation as a result of a past event, that can be reliably measured and it is probable that an outflow of economic benefits will be required to settle the obligation. Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects risks specific to the liability.

1.16	Revenue and trade receivable

Revenue represents sales to external customers at invoiced amounts, net of discounts and promotional costs, less value added tax or local taxes on sale.

Revenue is recognised when the earnings process is complete and the risks and rewards of ownership have transferred to the customer. Customers are primarily businesses that are stocking the products. The earnings process is generally complete and once the customer order has been placed and approved and the product shipped. In certain circumstances the earnings process is completed when the product is picked up by customers. Product is sold to customers on credit terms established on a customer-by-customer basis. The credit factors used include historical performance, current economic conditions and the nature and volume of the product.

Our customers are offered a variety of sales and incentives programs, including price discounts, slotting fees, in-store displays and trade advertising. The more significant programs offered include:

Price discounts - certain price discounts are provided in the form of allowances at the time of invoicing while others are provided based on future consumer purchasing activity.

In-store displays –in-store displays are authorised and a fee paid to the customer for the promotional feature.

The costs of these programs are recognised at the time the related sales are recorded and are classified as a reduction in revenue. These program costs are recorded based on estimated participation and performance levels of the offered programs, with regard to factors such as historical trends with similar promotions, expectations regarding customer and consumer participation and sales and payment trends with similar previously offered programs. We estimate trade programme costs incurred but unpaid, which is recorded as a reduction in revenue and trade accounts receivable balance. Evaluating these estimates requires management judgement and, as such, actual results may differ from our estimates. Historically, differences between estimated and actual trade program costs are generally not material and are recognised as a change in revenue in the period such differences are determined.

Unsecured credit is extended to customers in the ordinary course of business and efforts are made to mitigate the associated credit risk by performing credit checks and actively pursuing past due accounts. Accounts are charged to bad debt expense as they are deemed uncollectible based upon a period review of aging and collections.

1.17	Expenses

Operating lease payments

Payments made under operating leases are recognised in the income statement on a straight-line basis over the term of the lease. Lease incentives received are recognised in the income statement as an integral part of the total lease expense.

Finance lease payments

Minimum lease payments are apportioned between the finance charge and the reduction of the outstanding liability. The finance charge is allocated to each period during the lease term so as to produce a constant periodic rate of interest on the remaining balance of the liability.

Notes (continued)

1	Accounting policies (continued)

1.17	Expenses (continued)

Financing income and expenses

Financing expenses comprise interest payable, finance charges on shares classified as liabilities and finance leases recognised in profit or loss using the effective interest method, unwinding of the discount on provisions, and net foreign exchange losses that are recognised in the income statement (see foreign currency accounting policy). Borrowing costs that are directly attributable to the acquisition, construction or production of an asset that takes a substantial time to be prepared for use, are capitalised as part of the cost of that asset. Financing income comprise interest receivable on funds invested, dividend income, and net foreign exchange gains.

Interest income and interest payable is recognised in profit or loss as it accrues, using the effective interest method. Dividend income is recognised in the income statement on the date the entity’s right to receive payments is established. Foreign currency gains and losses are reported on a net basis.

1.18	Taxation

Tax on the profit or loss for the period comprises current and deferred tax. Tax is recognised in the income statement except to the extent that it relates to items recognised directly in equity, in which case it is recognised in equity.

Current tax is the expected tax payable or receivable on the taxable income or loss for the period, using tax rates enacted or substantively enacted at the balance sheet date, and any adjustment to tax payable in respect of previous periods.

Deferred tax is provided on temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The following temporary differences are not provided for: the initial recognition of goodwill; the initial recognition of assets or liabilities that affect neither accounting nor taxable profit other than in a business combination, and differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realisation or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the balance sheet date.

A deferred tax asset is recognised only to the extent that it is probable that future taxable profits will be available against which the temporary difference can be utilised.

1.19	Adopted IFRS not yet applied

The International Accounting Standards Board (“IASB”) have issued the following standards with an effective date for financial periods beginning on or after the dates disclosed below and therefore after the date of these financial statements:

•	IFRS 9 Financial Instruments is effective for annual reporting periods beginning on or after 1 January 2018.

•	IFRS 15 Revenue from contracts with customers is effective for annual reporting periods beginning on or after 1 January 2018.

•	IFRS 16 Leases is effective for annual reporting periods beginning on or after 1 January 2019.

The Group is assessing the potential impact on its consolidated financial statements resulting from the application of the above standards.

Notes (continued)

1	Accounting policies (continued)

1.20	Accounting estimates and judgements

The preparation of the consolidated financial statements requires the Directors to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised and in any future periods impacted.

The key judgements and estimates employed in the financial statements are considered below.

Impairment of goodwill

On an annual basis, the Group is required to perform an impairment review to assess whether the carrying value of goodwill is less than its recoverable amount. Recoverable amount is based on a calculation of expected future cash flows, which include estimates of future performance. Details of assumptions used in the impairment of goodwill are detailed in note 8.

Valuation of other intangible assets

The assessment of fair value in a business combination requires the recognition and measurement of the identifiable assets, liabilities and contingent liabilities in the acquired business. The key judgements required are the identification of intangible assets meeting the recognition criteria of IAS 38 and their attributable fair values. The key assumptions in relation to the brand valuation are the Directors’ best estimate of its life and the royalty and discount rate used in its valuation. The key assumptions in relation to the customer relationship valuation are the Directors’ best estimate of its life and discount rate used in its valuation. The value of both brand and customer relationship assets are based on a calculation of expected future cash flows, which include estimates of future performance.

2	Acquisitions of subsidiaries

Acquisitions in the current period – Yarra Valley Snack Foods Pty Limited

On 30 July 2015, the Group acquired all of the shares in Yarra Valley Snack Foods Pty Limited, a manufacturer of snack foods. The primary reasons are as follows: Following the successful launch of the Tyrrells product into the Australian market in March 2015 for the acquisition, the company wanted to acquire an in-market manufacturer in order to simplify the supply chain, optimise quality and satisfy the additional capacity required from rolling out the launch nationally into both major Australian supermarkets. Yarra Valley Snack Foods satisfied this criteria, plus it provided additional expertise in other snack food products such as corn chips and organic crisps. In the 8 months to 1 April 2016 the subsidiary contributed profit before taxation of £239,000 to the consolidated net profit for the period. If the acquisition had occurred on 28 March 2015, Group revenue would have increased by an estimated £2,744,000 and profit before tax would have increased by an estimated £323,000 based on unaudited management accounts. In determining these amounts, management has assumed that the fair value adjustments that arose on the date of acquisition would have been the same if the acquisition occurred on 28 March 2015.

Notes (continued)

2	Acquisitions of subsidiaries (continued)

Effect of acquisition

The acquisition had the following effect on the Group’s assets and liabilities.

Recognised values on acquisition
£000
Acquiree’s net assets at the acquisition date:
Property, plant and equipment	1,888
Intangible assets	5,380
Inventories	640
Trade and other receivables	1,295
Cash and cash equivalents	97
Interest-bearing loans and borrowings	(915)
Finance lease liabilities	(1,010)
Trade and other payables	(1,612)
Deferred tax liabilities	(1,842)

Net identifiable assets and liabilities	3,921

Consideration paid:
Initial cash price paid	9,613
Equity instruments issued	265
Loan notes issued	2,273
Contingent consideration at fair value	2,300

Total consideration	14,451

Goodwill arising from acquisition	10,530

Goodwill has arisen on the acquisition because of the synergies and lower supply chain costs in respect of servicing the Australian and Asian markets expected to be achieved through integrating this in the existing business as well as the expertise of the assembled workforce both in terms of products and markets. None of the goodwill recognised is expected to be deductible for tax purposes.

21,685 of Ordinary A shares were issued and the fair value determined through an enterprise valuation based on an expected EBITDA multiple.

Contingent consideration

The group has agreed to pay the vendors additional consideration based on a target profit result for the period to 30 June 2016. This target has been achieved and therefore the contingent consideration has been fully provided for.

Fair values determined on a provisional basis

As the acquisition is more than 12 months prior to the authorised for issuance date of the financial statements, all of the fair values are now confirmed.

Notes (continued)

2	Acquisitions of subsidiaries (continued)

Acquisition related costs

The group incurred acquisition related cost of £561,400 related to bank finance fees, the cost of due diligence and legal expenses. These costs have been included in administrative expenses in the group’s consolidated statement of comprehensive income.

Acquired trade and other receivables

There is no difference between the gross contractual value and fair value of acquired receivables.

Acquisitions in the current period – Aroma Snack Germany GmbH CO KG and Aroma Verwaltungs Germany GmbH

On 23 March 2016, the Group acquired all of the shares in Aroma Snack Germany GmbH Co KG and Aroma Verwaltungs Germany GmbH, a manufacturer of potato crisps. The primary reason for the acquisition was to garner management’s expertise with regard to the German and wider European snack food market together with their knowledge of organic crisp manufacture. The subsidiary did not have any impact on net profit for the period. If the acquisition had occurred on 28 March 2015, Group revenue would have increased by an estimated £6,997,000 and profit before tax and non-underlying items would have increased by an estimated £292,000 based on unaudited management accounts. In determining these amounts, management has assumed that the fair value adjustments that arose on the date of acquisition would have been the same if the acquisition occurred on 28 March 2015.

Effect of acquisition

The acquisition had the following effect on the Group’s assets and liabilities.

Recognised values on acquisition
£000
Acquiree’s net assets at the acquisition date:
Property, plant and equipment	2,649
Intangible assets	7,736
Inventories	811
Trade and other receivables	998
Cash and cash equivalents	64
Trade and other payables	(1,194)
Deferred tax liabilities	(2,031)

Net identifiable assets and liabilities	9,033

Consideration paid:
Initial cash price paid	6,988
Equity instruments issued	375
Loan notes issued	1,473
Deferred consideration	3,765
Contingent consideration at fair value	1,564

Total consideration	14,165

Goodwill arising from acquisition	5,132

Notes (continued)

2	Acquisitions of subsidiaries (continued)

Goodwill has arisen on the acquisition because of the location of the manufacturing plant and potential to expand this to service the European market thus reducing supply chain costs as well as the expertise of the assembled workforce both in terms of products and markets. None of the goodwill recognised is expected to be deductible for tax purposes.

13,940 of Ordinary A shares were issued and the fair value determined through an enterprise valuation based on an expected EBITDA multiple.

Contingent consideration

The group has agreed to pay the vendors additional consideration on the purchase of land adjoining the manufacturing site, complete with relevant planning permission.

The overall purchase price is subject to reduce based on the net debt position of the company at an agreed date. The audit of this net debt position is still to be finalised. The amount recognised in these financial statements represents management’s best estimate of the adjustment at £nil.

Fair values determined on a provisional basis

Given the proximity of the acquisition to the period-end, the fair values of the assets and liabilities of the companies is provisional and continue to be assessed. Should further information be obtained within one year of the acquisition date about facts and circumstances existing at acquisition, those provisional amounts may require adjustments.

Acquisition related costs

The group incurred acquisition related cost of £250,600 related to due diligence costs, tax advice and legal fees. These costs have been included in administrative expenses in the group’s consolidated statement of comprehensive income.

Acquired trade and other receivables

There is no difference between the gross contractual value and fair value of acquired receivables.

3	Revenue

	53 week period ended 1 April 2016	52 week period ended 27 March 2015
	£000	£000

Analysis by geographical market
United Kingdom	55,028	44,237
Europe	12,096	9,076
Rest of the World	10,719	3,265

Total revenues	77,843	56,578

Revenue is wholly attributable to the principal activity of the company.

Notes (continued)

4	Expenses

Included in profit/loss are the following:

	53 week period ended 1 April 2016	52 week period ended 27 March 2015
	£000	£000
Depreciation of tangible fixed assets	2,524	1,933
Amortisation of intangible assets	482	36
Operating lease rentals	300	161
Gain on disposal of tangible fixed assets	(1)	(16)
Amortisation of government grants	(10)	(10)

5	Finance income and expenses

Recognised in profit or loss

	53 week period ended 1 April 2016 £000	52 week period ended 27 March 2015 £000
Finance income

Change in fair value of derivatives	133	—
Interest income on other loans	69	65
Net foreign exchange gain	2,636	—
Payment protection insurance repayment in respect of hedging agreement	528	—

Total finance income	3,366	65

Finance expense

Change in fair value of derivatives	—	(116)
Interest of bank loans and overdrafts	(2,734)	(2,250)
Interest on obligations under finance lease	(5)	(5)
Interest on other loans and borrowings	(10,264)	(9,017)
Amortisation of finance charges	(534)	(705)
Net foreign exchange loss	—	(283)
Fees associated with amendments to banking facility	(2,229)	—

Total finance expense	(15,766)	(12,376)

Notes (continued)

6	Taxation

Recognised in the income statement

	53 week period ended 1 April 2016	52 week period ended 27 March 2015
	£000	£000
Current tax expense
Current period tax on losses for the period	369	345
Adjustments in respect of prior periods	(54)	152

Current tax expense	315	497

Deferred tax expense
Origination and reversal of temporary differences	438	120
Reduction in tax rate	(57)	(5)
Adjustments in respect of prior periods	10	6

Deferred tax expense	391	121

Total tax expense	706	618

Reconciliation of effective tax rate

	53 week period ended 1 April 2016	52 week period ended 27 March 2015
	£000	£000

Loss for the period	(3,873)	(4,840)
Total tax expense	706	618

Loss on ordinary activities before taxation	(3,167)	(4,222)

Tax using the UK corporation tax rate of 20.25% (period ended 27 March 2015: 21.01%)	(641)	(887)

Tax rate differences	(99)	(4)
Non-deductible expenses	1,451	1,245
Depreciation on ineligibles	46	106
Adjustment in prior period	(45)	158
Current period losses for which no deferred tax was recognised	(6)	—

Total tax expense	706	618

Reductions in the UK corporation tax rate from 23% to 21% (effective from 1 April 2014) and 20% (effective from 1 April 2015) were substantively enacted on 2 July 2013. Further reductions to 19% (effective from 1 April 2017) and to 18% (effective 1 April 2020) were substantively enacted on 26 October 2015. The deferred tax asset and liabilities at 1 April 2016 have been calculated based on these rates.

An additional reduction to 17% (effective from 1 April 2020) was announced in the Budget on 16 March 2016. This will reduce the company’s future current tax charge accordingly.

Notes (continued)

7	Property, plant and equipment

	Freehold property	Leasehold buildings	Plant and machinery	Motor Vehicles	Fixtures & fittings	Total
	£000	£000	£000	£000	£000	£000
Cost
Balance at 29 March 2014	1,827	3,000	11,739	329	974	17,869
Additions	472	500	2,570	19	155	3,716
Disposals	—	—	—	(100)	—	(100)

Balance at 27 March 2015	2,299	3,500	14,309	248	1,129	21,485

Balance at 28 March 2015	2,299	3,500	14,309	248	1,129	21,485
Acquisitions through business combinations	831	173	3,216	170	147	4,537
Additions	677	305	9,880	66	400	11,328
Disposals	—	—	—	(43)	(29)	(72)
Effect of movements in foreign exchange	—	47	501	—	23	571

Balance at 1 April 2016	3,807	4,025	27,906	441	1,670	37,849

Depreciation and impairment
Balance at 29 March 2014	163	1,349	4,164	183	376	6,235
Depreciation charge for the period	29	478	1,288	36	102	1,933
Disposals	—	—	—	(81)	—	(81)

Balance at 27 March 2015	192	1,827	5,452	138	478	8,087

Balance at 28 March 2015	192	1,827	5,452	138	478	8,087
Depreciation charge for the period	41	211	2,058	83	131	2,524
Disposals	—	—	—	(24)	(5)	(29)
Effect of movements in foreign exchange	—	2	25	5	1	33

Balance at 1 April 2016	233	2,040	7,535	202	605	10,615

Net book value
At 29 March 2014	1,664	1,651	7,575	146	598	11,634

At 27 March 2015	2,107	1,673	8,857	110	651	13,398

At 1 April 2016	3,574	1,985	20,371	239	1,065	27,234

Leased property, plant and machinery

At of 1 April 2016 the net carrying amount of property, plant and machinery held under finance leases was £85,182 (27 March 2015: £53,000). The leased property, plant and machinery secures lease obligations (see note 13).

Notes (continued)

8	Intangible assets

	Brand	Customer relationship	Trademark	Software costs	Goodwill	Total
	£000	£000	£000	£000	£000	£000
Cost or valuation
Balance at 29 March 2014	—	—	—	190	77,561	77,751
Additions	—	—	50	201	—	251

Balance at 27 March 2015	—	—	50	391	77,561	78,002

Balance at 28 March 2015	—	—	50	391	77,561	78,002
Acquisitions through business combinations	4,040	9,040	—	36	15,662	28,778
Additions	—	—	—	207	—	207
Effects of movements in foreign exchange	—	—	—	—	1,903	1,903

Balance at 1 April 2016	4,040	9,040	50	634	95,126	108,890

Amortisation and impairment
Balance at 29 March 2014	—	—	—	55	—	55
Amortisation for the period	—	—	—	36	—	36

Balance at 27 March 2015	—	—	—	91	—	91

Balance at 28 March 2015	—	—	—	91	—	91
Amortisation for the period	116	303	5	58	—	482
Effects of movements in foreign exchange	—	—	—	—	—	—

Balance at 1 April 2016	116	303	5	149	—	573

Net book value

At 29 March 2014	—	—	—	135	77,561	77,696

At 27 March 2015	—	—	50	300	77,561	77,911

At 1 April 2016	3,924	8,737	45	485	95,126	108,317

Amortisation and impairment charge

The amortisation and impairment charge is recognised in the following line items in the income statement:

	53 week period ended 1 April 2016 £000	52 week period ended 27 March 2015 £000

Other operating expenses	482	36

Notes (continued)

8	Intangible assets (continued)

Impairment loss and subsequent reversal

Goodwill considered significant in comparison to the Group’s total carrying amount of such assets have been allocated to cash generating units as follows:

	Goodwill 1 April 2016 £000	27 March 2015 £000

Yarra Valley Snack Foods	12,433	—
Aroma Snacks	5,132	—
Tyrrells Potato Crisps and Glennans	77,561	77,561

The recoverable amount of Yarra Valley Snack Foods has been calculated with reference to its value in use. The key assumptions of this calculation are shown below:

1 April 2016

Period on which management approved forecasts are based	5yrs
Growth rate applied beyond approved forecast period	2.6%
Discount rate	13.9%

The growth rates used in value in use calculation reflect the average growth rate in Australian GDP over the next 40 years.

In assessing the value in use a pre-tax discount rate of 13.9% has been applied, being based on the CGUs weighted average cost of capital.

The recoverable amount of Aroma Snacks has been calculated with reference to its value in use. The key assumptions of this calculation are shown below:

1 April 2016

Period on which management approved forecasts are based	5yrs
Growth rate applied beyond approved forecast period	1.0%
Discount rate	10.7%

The growth rates used in value in use calculation reflect the average growth rate in German GDP over the next 40 years.

In assessing the value in use a pre-tax discount rate of 10.7% has been applied, being based on the CGUs weighted average cost of capital

The recoverable amount of Tyrrells Potato Crisps & Glennans has been calculated with reference to its value in use. The key assumptions of this calculation are shown below:

	1 April 2016	27 March 2015

Period on which management approved forecasts are based	5yrs	5yrs
Growth rate applied beyond approved forecast period	2.1%	2.1%
Discount rate	10.0%	10.0%

The growth rates used in value in use calculation reflect the average growth rate in UK GDP over the next 40years.

In assessing the value in use a pre-tax discount rate of 10.0% has been applied, being based on the CGUs weighted average cost of capital.

Notes (continued)

9	Deferred tax assets and liabilities

Recognised deferred tax assets and liabilities

Deferred tax assets and liabilities are attributable to the following:

	Assets 1 April 2016 £000	27 March 2015 £000	Liabilities 1 April 2016 £000	27 March 2015 £000

Property, plant and equipment	—	—	723	607
Intangible assets	—	—	3,798	—
Interest-bearing loans and borrowings	(14)	—	—	(355)
Provisions	(2)	(11)	—	—

Tax (assets) / liabilities	(16)	(11)	4,521	252
Net of tax liabilities/(assets)	16	11	(16)	(11)

Net tax liabilities	—	—	4,505	241

Movement in deferred tax during the period

	27 March 2015 £000	Recognised in income £000	Acquired in business combination £000	1 April 2016 £000

Property, plant and equipment	607	116	—	723
Intangible assets	—	(75)	3,873	3,798
Interest-bearing loans and borrowings	(355)	341	—	(14)
Tax value of loss carry-forwards utilised	(11)	9	—	(2)

	241	391	3,873	4,505

Movement in deferred tax during the prior period

	29 March 2014 £000	Recognised in income £000	27 March 2015 £000

Property, plant and equipment	482	125	607
Interest-bearing loans and borrowings	—	(355)	(355)
Provisions	(74)	63	(11)
Tax value of loss carry-forwards utilised	(288)	288	—

	120	121	241

Notes (continued)

10	Inventories

	1 April 2016	27 March 2015
	£000	£000

Raw materials and consumables	4,113	3,236
Finished goods and goods for resale	2,820	774

	6,933	4,010

Raw materials, consumables and changes in finished goods recognised as cost of sales in the period amounted to £34,863,000 (27 March 2015: £24,856,000). The write-down of inventories to net realisable value amounted to £54,000 (27 March 2015: £19,000). The write-down is included in cost of sales.

11	Trade and other receivables

	1 April 2016	27 March 2015
	£000	£000

Trade receivables, net of allowance of £143,000 in 2016 and £137,000 in 2015	20,166	15,288
VAT recoverable	216	363
Amounts owed by related parties	2,437	2,368
Other receivables and prepayments	1,753	2,340

Non-current	2,437	2,368
Current	22,135	17,991

	24,572	20,359

12	Cash and cash equivalents

	1 April 2016	27 March 2015
	£000	£000

Cash and cash equivalents per balance sheet	6,031	6,382

Cash and cash equivalents per cash flow statement	6,031	6,382

Notes (continued)

13	Loans and borrowings

This note provides information about the contractual terms of the Group’s interest-bearing loans and borrowings, which are measured at amortised cost. For more information about the Group’s exposure to interest rate and foreign currency risk, see note 17.

	1 April 2016	27 March 2015
	£000	£000
Non-current liabilities
Secured bank loans	55,137	29,443
Unsecured loan notes	95,284	81,214
Loan from Crisps Holdings Limited	2,184	2,120
Finance lease liabilities	30	16

	152,635	112,793

Current liabilities
Current portion of secured bank loans	1,746	2,123
Current portion of finance lease liabilities	22	34

	1,768	2,157

Terms and debt repayment schedule

	Currency	Nominal interest rate	Year of maturity	Face value	Carrying amount	Face value	Carrying amount
				1 April 2016	1 April 2016	27 March 2015	27 March 2015
				£000	£000	£000	£000

Bank loan facility A	GBP	LIBOR+ 3.5-4.25%	2020	10,400	10,312	12,180	11,373
Bank loan facility B	GBP	LIBOR+ 4.5-4.75%	2020	26,000	25,753	21,000	19,442
Capital expenditure facility	GBP	LIBOR+ 3.5-4.25%	2020	12,099	11,977	750	750
Uncommitted accordion facility	GBP	LIBOR+ 4.25-4.5%	2020	9,000	8,915	—	—
Redeemable PIK notes	GBP	12%	2023	97,610	95,210	83,646	81,215
Crisps Holdings Limited loan	GBP	3-4%	2023	2,184	2,184	2,120	2,120
Finance lease liabilities	GBP	5-6%	2018	52	52	50	50

				157,345	154,403	119,746	114,950

Finance lease liabilities

Finance lease liabilities are payable as follows:

	Minimum lease payments 1 April 2016	Interest 1 April 2016	Principal 1 April 2016	Minimum lease payments 27 March 2015	Interest 27 March 2015	Principal 27 March 2015
	£000	£000	£000	£000	£000	£000

Less than one year	22	2	20	34	4	30
Between one and five years	30	3	27	16	2	14

	52	5	47	50	6	44

Notes (continued)

14	Trade and other payables

	1 April 2016	27 March 2015
	£000	£000

Current
Trade payables	14,158	9,736
Other tax and social security	937	993
Other trade payables	67	167
Accruals and deferred income	11,331	4,579
Government grants	10	10

	26,503	15,485
Non-current
Government grants	6	16

	26,509	15,501

15	Employee benefits

Defined contribution plans

The Group operates a defined contribution pension scheme. The pension cost charge for the 53 week period represents contributions payable by the company to the scheme and amounts to £233,765 (52 week period ended 27 March 2015: £44,000). As of 1 April 2016, contributions amounting to £81,250 (27 March 2015: £8,000) were payable to the scheme and are included in trade and other payables.

16	Capital and reserves

Share capital

	Ordinary “A” Shares		Ordinary “B” Shares		Ordinary “C” Shares		Deferred shares
In number of shares	1 April 2016	27 March 2015	1 April 2016	27 March 2015	1 April 2016	27 March 2015	1 April 2016	27 March 2015

On issue at the start of the period	878,704	876,536	101,700	100,800	5	5	1	1
								—
Issued for cash	238	2,168	9,090	900	3	—	—	—
Issued as consideration (see note 2)	35,625	—	—	—	—	—	—	—

On issue at the end of the period – fully paid	914,567	878,704	110,790	101,700	8	5	1	1

	1 April 2016	27 March 2015
	£000	£000
Allotted, called up and fully paid
Ordinary “A” shares of £0.01 each	9	9
Ordinary “B” shares of £0.01 each	1	1
Ordinary “C” shares of £250 each	2	1

	12	11

Notes (continued)

16	Capital and reserves (continued)

During the period the Company issued 35,863 £0.01 ordinary “A” shares, 9,090 £0.01 ordinary “B” shares and three £250 ordinary “C” shares for consideration of £48,201, settled in cash (£41,098 received post period-end), and £640,000 as part of consideration for acquisitions (see note 2).

Particulars of the Company’s share capital

Deferred shares:

The deferred shares have no voting rights nor any right to receive any distribution which the company may determine to distribute. The deferred shares are not redeemable.

Class A Ordinary shares:

Each holder of A ordinary shares and B ordinary shares who is an individual or a corporate entity has one vote for each A ordinary share and B ordinary share of which that person is the holder. On any shareholder vote in respect of any resolution of the company in order to effect an emergency share issue or an acquisition issue, the shares held by the investors shall confer on the investors the right to exercise no less than 76% of the total number of votes of shareholders exercisable at any general meeting, provided that this shall not affect the voting rights of the C ordinary shares. Subject to the Board recommending (with Investor consent) payment of the same, holders of A ordinary shares and B ordinary shares shall have the right to receive any distribution which the company may determine to distribute pari passu with the holders of all A ordinary shares, and B ordinary share such that that distribution shall be paid pro-rata to the relevant holder’s holding of A ordinary shares and B ordinary shares as if the A ordinary shares and B ordinary shares constituted one class of share. The A ordinary shares are not redeemable.

Class B Ordinary shares:

Each holder of A ordinary share and B ordinary shares who is an individual or a corporate entity has one vote for each A ordinary share and B ordinary share of which that person is the holder. On any shareholder vote in respect of any resolution of the company in order to effect an emergency share issue or an acquisition issue, the shares held by the investors shall confer on the investors the right to exercise no less than 76% of the total number of votes of shareholders exercisable at any general meeting, provided that this shall not affect the voting rights of the C ordinary shares. Subject to the Board recommending (with Investor Consent) payment of the same, holders of A ordinary shares and B ordinary shares shall have the right to receive any distribution which the company may determine to distribute pari passu with the holders of all A ordinary shares and B ordinary shares, such that distributions shall be paid pro-rata to the relevant holder’s holding of A ordinary shares and B ordinary shares as if the A ordinary shares and B ordinary shares constituted one class of share. The B ordinary shares are not redeemable.

Class C Ordinary shares:

Each holder of C ordinary shares has such number of votes (if any) for the C ordinary shares (divided pro-rata between the C ordinary shares held) so as to ensure that each holder of each such C ordinary shares has (together with any voting rights such holder has pursuant to the holding of any other shares), in aggregate, 5% of the votes at a general meeting (such percentage to be calculated by reference to those other shares the holders of which are present and voting in respect of such shares), provided that if a holder of C ordinary shares has 5% or more of the voting rights as a result of his holding of other shares, then the C ordinary shares held by such holder shall carry no voting rights . Upon the transfer of a C ordinary share held by a manager, all rights attaching to such C ordinary share shall cease to have effect and such transferred C ordinary share shall have no voting or economic rights and shall be automatically treated as a deferred share for the purposes of the Articles. The C ordinary shares have no right to receive any distribution which the company may determine to distribute. The C ordinary shares are not redeemable.

Notes (continued)

16	Capital and reserves (continued)

Particulars of Topco’s share capital (continued)

Return of Capital rights

On a winding-up, liquidation or other return of capital (except on a redemption or purchase by the company of any shares), the surplus assets of the company available for distribution amongst the holders of shares after the payment of its liabilities shall be applied in the following order of priority:

a)	First, in paying to each shareholder of A ordinary shares and B ordinary shares the acquisition cost of each A ordinary share and B ordinary share, in respect of which each such A ordinary share and B ordinary share shall rank parri passu, such that the distribution shall be paid pro-rata to the relevant shareholder’s holding of A ordinary shares and B ordinary shares;

b)	Second, in paying to each shareholder of C ordinary shares the acquisition cost of each C ordinary share, in respect of which each C ordinary share shall rank parri passu in respect of any such distribution being made, such that any distribution being made in respect of the C ordinary shares shall be made pro-rata to the relevant shareholder’s holding of C ordinary shares;

c)	Third, in paying to the holders of A ordinary shares and B ordinary shares the aggregate sum of up to £500,000 in respect of which each such A or share and B ordinary share shall rank parri passu such that the distribution shall be paid pro-rata to the relevant holder’s holding of A ordinary shares and B ordinary share;

d)	Fourth, in paying each holder of deferred shares (if any) in issue, an amount in respect of each deferred share held by them which is equal to the acquisition cost of the A ordinary share from which such deferred share was converted in accordance with the company’s articles; and

e)	The balance of such assets, if any, shall be distributed to the holders of the A ordinary shares , the B ordinary shares and the C ordinary shares, in respect of which each such A ordinary share, B ordinary share and C ordinary share shall rank parri passu such that the distribution shall be paid pro rata to the relevant holder’s holding of A ordinary shares, B ordinary shares and C ordinary shares provided that the maximum amount payable to the holders of C ordinary shares pursuant to this paragraph (e) shall not exceed £5,000 in aggregate.

Translation reserve

The translation reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations, as well as from the translation of liabilities that hedge the Company’s net investment in a foreign subsidiary.

Notes (continued)

17	Financial instruments

The Group has exposure to the following risks arising from financial instruments:

•	Credit risk

•	Liquidity risk

•	Currency risk

•	Interest rate risk

This note presents information about the Group’s exposure to each of the above risks, the Group’s objective, policies and processes for measuring and managing risk, and the group’s management of capital.

Risk management framework

The Board of Directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. The group’s risk management policies are established to identify and analyse the risks faced by the Group, to set appropriate risk limits and controls, and to monitor risks and adherence to limits. Risk management policies and systems are reviewed regularly to reflect changes in market conditions and the Group’s activities. The Group, through its training and management standards and procedures, aims to develop a disciplined and constructive control environment in which all employees understand their roles and obligations. The Board of Directors oversees how management monitor compliance with the Group risk management policies and procedures and reviews the adequacy of the risk management framework in relation to the risks faced by the Group.

(a)	Credit risk

Credit risk is the risk of financial loss to the Group if a counterparty to a financial instrument fails to meet its contractual obligation, and arises principally from the Group’s receivables from customers and investment securities.

It is the Group’s policy that all customers who wish to trade on credit terms are subject to credit verification procedures. The Group has established a credit policy under which each new customer is analysed individually for creditworthiness before each Group business’ standard payment and delivery terms and conditions are offered. The Group’s review includes external ratings, when available, and in some cases bank references. The Group only offers terms to recognised, creditworthy third parties. In addition to this, the Group will credit insure all customers with credit limits which exceed £1,000.

Cash and debt management is a crucial part of this business and cash collection and balances due are closely monitored to ensure write-downs are minimised. Debtor days outstanding are closely monitored throughout the period and action is taken promptly when payment terms are breached. As a result of this, the Group’s history of bad debt losses is not significant.

Notes (continued)

17	Financial instruments (continued)

Exposure to credit risk

The maximum exposure to credit risk at the balance sheet date by class of financial instrument was:

	1 April 2016	27 March 2015
	£000	£000

Trade and other receivables	24,572	20,359
Cash and cash equivalents	6,031	6,382

	30,603	26,741

The concentration of credit risk for trade receivables at the balance sheet date by geographic region was:

	1 April 2016	27 March 2015
	£000	£000

United Kingdom	13,081	12,769
Europe	4,223	1,992
Rest of the world	2,862	527

	20,166	15,288

Credit quality of financial assets and impairment losses

The aging of trade receivables at the balance sheet date was:

	Gross	Impairment	Gross	Impairment
	1 April 2016	1 April 2016	27 March 2015	27 March 2015
	£000	£000	£000	£000

Not past due	11,603	—	7,853	—
Past due 0-30 days	6,944	—	5,570	—
Past due 31- 60 days	1,242	—	1,007	—
Past due 61-120 days	213	—	443	—
More than 120 days	307	(143)	549	(137)

	20,309	(143)	15,425	(137)

Notes (continued)

17	Financial instruments (continued)

(a)	Credit risk (continued)

The Group believes that the unimpaired amounts that are past due by more than 60 days are still collectible, based on historic payment behaviour and extensive analysis of customer credit risk, including underlying customers’ credit ratings, when available. Based on the Group’s monitoring of customer credit risk, the Group believes that, except as indicated above, no impairment allowance is necessary in respect of trade receivables not past due. The movement in the allowance for impairment in respect of trade receivables during the period was as follows:

	1 April 2016	27 March 2015
	£000	£000

Balance at the start of the period	137	244
Impairment recognised	(4)	(8)
Impairment provided/(released)	10	(99)

Balance at the end of the period	143	137

The allowance account for trade receivables is used to record impairment losses unless the Group is satisfied that no recovery of the amount owing is possible; at that point the amounts considered irrecoverable are written off against the trade receivables directly.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, both under normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’s reputation.

The group has access to a revolving cash flow facility of £5 million, on which the company bears a charge of LIBOR + between 3.5% and 4.25% per annum. The group also has access to a Capex facility of £18 million, on which the Company bears a charge of LIBOR + between 3.5% and 4.25% per annum. At 1 April 2016, the capital expenditure facility had been partly utilised and the balance at this date was £12,100,000 (27 March 2015: £750,000). Interest accrued on these facilities at 1 April 2016 amounted to £50,000 (27 March 2015: £32,000).

The table below summarises the maturity profile of the Group’s financial liabilities at 1 April 2016 and 27 March 2015 based on contractual undiscounted payments of interest and principal.

1 April 2016

	Carrying amount	Contractual cash flows	Within 1 year	1-2 years	2-5 years	More than 5 years
	£000	£000	£000	£000	£000	£000
Non-derivative financial liabilities
Secured bank loans	56,957	70,411	4,724	4,970	34,270	26,447
Finance lease liabilities	52	52	22	18	12	—
Unsecured redeemable PIK notes	95,210	224,284	—	—	—	224,284
Loan from parent	2,184	3,146	—	—	—	3,146
Trade and other payables*	26,509	26,509	26,503	6	—	—

	180,912	324,402	31,249	4,994	34,282	253,877

Derivative financial liabilities
Interest rate swaps	80	80	80	—	—	—

	80	80	80	—	—	—

Notes (continued)

17	Financial instruments (continued)

(b)	Liquidity risk (continued)

27 March 2015

	Carrying amount	Contractual cash flows	Within 1 year	1-2 years	2-5 years	More than 5 years
	£000	£000	£000	£000	£000	£000
Non-derivative financial liabilities
Secured bank loans	31,565	54,179	3,449	3,509	11,435	35,786
Finance lease liabilities	50	50	34	9	7	—
Unsecured redeemable PIK notes	81,215	215,203	—	—	—	215,203
Management loan notes	2,120	3,146	—	—	—	3,146
Trade and other payables*	15,501	15,501	15,485	10	6	—

	130,451	288,079	18,968	3,528	11,448	254,135

Derivative financial liabilities
Interest rate swaps	213	213	—	213	—	—

	213	213	—	213	—	—

*	Excludes derivatives (shown separately).

(c)	Currency risk

In addition to the functional currency (Sterling), the Group buys and sells in other currencies. The Group manages the movement of funds via individual bank accounts relating to each currency, thereby reducing its exposure to exchange rate fluctuations.

Exposure to currency risk

The Group’s exposure to foreign currency risk denominated in foreign currency is as follows:

1 April 2016

	Sterling	Euro	US Dollar	AUD	Other	Total
	£000	£000	£000	£000	£000	£000
Cash and cash equivalents	3,272	1,490	184	675	410	6,031
Trade receivables	14,247	3,043	722	2,021	133	20,166
Secured bank loans	(50,358)	(6,599)	—	—	—	(56,957)
Unsecured loans	(95,210)	—	—	—	—	(95,210)
Trade payables	(10,468)	(2,274)	(133)	(1,281)	(2)	(14,158)

Net balance sheet exposure	(138,517)	(4,340)	773	1,415	541	(140,128)

Notes (continued)

17	Financial instruments (continued)

(c)	Currency risk (continued)

27 March 2015

	Sterling	Euro	US Dollar	AUD	Other	Total
	£000	£000	£000	£000	£000	£000
Cash and cash equivalents	2,511	3,159	171	342	199	6,382
Trade receivables	13,610	864	696	40	78	15,288
Secured bank loans	(31,565)	—	—	—	—	(31,565)
Unsecured loans	(81,215)	—	—	—	—	(81,215)
Trade payables	(9,096)	(609)	(25)	(6)	—	(9,736)

Net balance sheet exposure	(105,755)	3,414	842	376	277	(100,846)

The following significant exchange rates applied:

	Average rate		Reporting date spot rate
	53 week period ended 1 April 2016	52 week period ended 27 March 2015	1 April 2016	27 March 2015
	£000	£000	£000	£000

USD	1.505	1.591	1.435	1.480
EUR	1.364	1.263	1.260	1.359
AUD	2.042	1.865	1.873	1.900

Sensitivity analysis

A 5% percent weakening of the following currencies against the pound sterling at 1 April 2016 would have increased (decreased) equity and profit or loss by the amounts shown below. This calculation assumes that the change occurred at the balance sheet date and had been applied to risk exposures existing at that date.

This analysis assumes that all other variables, in particular other exchange rates and interest rates, remain constant.

The analysis is performed on the same basis for 27 March 2015.

2016	EUR	USD	AUD	CAD	Total

Cash and equivalents	1,405	15	11	410	1,841
Trade receivables	2,199	579	85	133	2,996
Secured bank loans	(6,599)	—	—	—	(6,599)
Unsecured loans	—	—	—	—	—
Trade payables	(1,661)	(112)	(19)	(2)	(1,794)

Total	(4,656)	482	77	541	(3,555)

Change in rate	-5.0%	-5.0%	-5.0%	-5.0%

Change in profit/(loss)	(233)	24	4	27	(178)

Notes (continued)

17	Financial instruments (continued)

(c)	Currency risk (continued)

2015	EUR	USD	AUD	CAD	Total

Cash and equivalents	3,159	4	342	199	3,704
Trade receivables	864	622	41	78	1,605
Secured bank loans	—	—	—	—	—
Unsecured loans	—	—	—	—	—
Trade payables	(609)	(3)	(7)	—	(619)

Total	3,414	623	376	277	4,690

Change in rate	-5.0%	-5.0%	-5.0%	-5.0%

Change in profit/(loss)	171	31	19	14	235

A 5% percent strengthening of the above currencies against the pound sterling at 1 April 2016 would have had the equal but opposite effect on the above currencies to the amounts shown above, on the basis that all other variables remain constant.

(d)	Interest rate risk

Interest rate risk exposure

At the balance sheet date the interest rate profile of the Group’s interest-bearing financial instruments was as follows:

	1 April 2016	27 March 2015
	£000	£000
Fixed rate instruments
Financial liabilities	(95,262)	(81,265)

	(95,262)	(81,265)

Variable rate instruments
Financial assets	2,178	2,118
Financial liabilities	(59,221)	(33,898)

	(57,043)	(31,780)

Notes (continued)

17	Financial instruments (continued)

Interest risk management

The Group is exposed to interest rate risk as entities in the Group borrow funds at both floating and fixed interest rates. The risk is managed by the Group by maintaining an appropriate mix between fixed and floating rate borrowings and by the use of interest rate swap contracts.

Under interest rate swap contracts, the Group agrees to exchange the difference between fixed and floating interest rate amounts calculated on agreed notional principal amounts. The fair value of interest rate swaps at the reporting date is determined by discounting the future cash flows using the curves at the reporting date and the credit risk inherent in the contract, and is disclosed below. The average interest rate is based on the outstanding balances at the end of the financial period.

The following table details the notional principal amounts and remaining terms of interest rate swap contracts at the reporting date:

Interest rate swap contracts:

	Average contract rate		Notional principal amount		Fair value
	53 week period ended 1 April 2016	52 week period ended 1 April 2015	1 April 2016	27 March 2015	1 April 2016	27 March 2015
	%	%	£	£	£	£

Within 1 years	1.34	—	20,630	—	(80)	—
1-2 years	—	1.34	—	20,630	—	(213)

Sensitivity analysis

An increase of 25 basis points in interest rates throughout the reporting period would have decreased equity and profit or loss by the amounts shown below. This calculation assumes that the change occurred at the prior balance sheet date and had been applied to risk exposures existing at that date.

This analysis assumes that all other variables, in particular foreign currency rates, remain constant and considers the effect of financial instruments with variable interest rates, financial instrument at fair value through profit or loss or available for sale with fixed interest rates and the fixed rate element of interest rate swaps. The analysis is performed on the same basis for period ended 27 March 2015.

	1 April 2016	27 March 2015
	£000	£000
Equity
Decrease	26	15

	53 week period ended 1 April 2016	52 week period ended 27 March 2015
	£000	£000
Profit or loss
Decrease	11	15

Notes (continued)

17	Financial instruments (continued)

(e)	Capital management

The Group’s objectives when managing capital are to safeguard its ability to continue as a going concern in order to optimise returns to its Shareholders. The Board’s policy is to retain a strong capital base so as to maintain investor, creditor, and market confidence and to sustain future growth. The Directors regularly monitor the level of capital in the Group to ensure that this can be achieved. There were no changes in the Group’s approach to capital management during the period.

The Group’s net debt to adjusted equity ratio at the reporting date was as follows.

	1 April 2016	27 March 2015
	£000	£000

Net debt	148,372	108,568
Total equity	(12,089)	(8,881)
Gearing ratio	(12.27)	(12.22)

(f)	Fair value of financial instruments

Fair value disclosures

The fair value of each class of financial assets and liabilities is the carrying amount, based on the following assumptions:

Trade receivables, trade payables, short term deposits and borrowings	The fair value approximates to the carrying value because of the short maturity of these instruments.

Long term borrowings	The fair value of bank loans and other loans approximates to the carrying value reported in the statement of financial position.

Interest rate swaps	The fair value of interest rate swaps is based on broker quotes. Those quotes are tested for reasonableness by discounting estimated future cash flows based on the terms and maturity of each contract and using market interest rates for a similar instrument at the measurement date

Contingent consideration	The expected payment reflects the calculated cash out flows under possible earn out scenarios and is discounted using a risk-adjusted discount rate

Fair value hierarchy

•	Level 1: quoted prices (unadjusted) in active markets for identical assets or liabilities

•	Level 2: inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices)

•	Level 3: inputs for the asset or liability that are not based on observable market data (unobservable inputs).

All financial instruments carried at fair value have been measured using a Level 2 valuation method.

Notes (continued)

17	Financial instruments (continued)

(f)	Fair value of financial instruments (continued)

The fair values of all financial assets and financial liabilities by class together with their carrying amounts shown in the balance sheet are as follows:

	1 April 2016		27 March 2015
	Carrying value	Fair value	Carrying value	Fair value
	£000	£000	£000	£000
Cash and cash equivalents	6,031	6,031	6,382	6,382
Trade and other receivables	24,572	24,572	20,359	20,359

Total financial assets	30,603	30,603	26,741	26,741

Trade and other payables	(26,509)	(26,509)	(15,501)	(15,501)
Borrowings at amortised costs	(154,403)	(154,403)	(114,950)	(114,950)
Interest rate swaps used for hedging	(80)	(80)	(213)	(213)

Total financial liabilities	(180,992)	(180,992)	(130,664)	(130,664)

18	Operating leases

Non-cancellable operating lease rentals are payable as follows:

	1 April 2016	27 March 2015
	£000	£000

Less than one year	432	215
Between one and five years	953	809
More than five years	408	552

	1,793	1,576

During the 53 week period £300,000 was recognised as an expense in the income statement in respect of operating leases (52 week period ended 27 March 2015: £161,000).

19	Commitments

Capital commitments

During the 53 week period ended 1 April 2016, the Group entered into contracts to purchase property, plant and equipment for £2,941,000 of which £Nil was held in other debtors as deposits (27 March 2015: Capital commitments amounted to £656,000 for new machinery of which £272,000 was held in other debtors as deposits).

20	Contingencies

On 1 August 2013, a subsidiary of Crisps Topco Limited, Crisps Midco 1 Limited and its subsidiaries entered into a joint and several guarantee in respect of the bank borrowings.

At 1 April 2016, the contingent liability in respect of this arrangement amount to £57,500,000 (27 March 2015: £33,930,000).

Notes (continued)

21	Related parties

Transactions with key management personnel

Directors of the Company and their immediate relatives control 10.3% of the voting shares of the Company.

i. Loans to directors

At 1 April 2016, the principal amount of unsecured loans advanced to directors was £2,250,000 (27 March 2015: £2,250,000) being made up of two tranches of £2,000,000 (‘2013 tranche’) and £250,000 (‘2015 tranche’) respectively.

On the 2013 tranche, interest is payable at the ‘official rate of interest’ for the purposes of part 3, chapter 7 of the Incomes Tax (Earnings and Pensions) Act 2003, being 3% during the 53 week period ended 1 April 2016 (52 week period ended 27 March 2015: 3.25%). The loans are repayable in cash in full at the earlier of 4 August 2023, or when the directors cease to be shareholders of the Company, or receipt by the directors of consideration due to the borrower on the sale of the Company. At 1 April 2016, the balance outstanding was £2,179,000 (27 March 2015: £2,118,000) and is included in ‘trade and other receivables’ (see Note 11).

On the 2015 tranche, interest is payable at the higher of 4%, or the ‘official rate of interest’ for the purposes of part 3, chapter 7 of the Incomes Tax (Earnings and Pensions) Act 2003, being 3% during the 53 week period ended 1 April 2016 (52 week period ended 27 March 2015: 3.25%). The loans are repayable in cash in full at the earlier of 16 March 2020, or when the directors cease to be shareholders of the Company, or receipt by the directors of consideration due to the borrower on the sale of the Company. At 1 April 2016, the balance outstanding was £258,000 (27 March 2015: £250,000) and is included in ‘trade and other receivables’ (see Note 11).

ii. Loan notes held by key management personnel

At 1 April 2016, the principal amount of unsecured loan notes in Crisps Midco 2 Limited (a wholly owned subsidiary of the Group) held by key management personnel totalled £5,688,000 (27 March 2015: £1,923,000). Interest is payable at 12%, and the loans are repayable in cash in full on 4 August 2023. At 1 April 2016, the balance outstanding was £6,496,000 (27 March 2015: £2,294,000) and is included in ‘loans and borrowings’ (see Note 13).

iii. Key management personnel compensation

The compensation of key management personnel (including the directors) is as follows:

	53 week period ended 1 April 2016	52 week period ended 27 March 2015
	£000	£000

Key management remuneration including social security costs	1,758	1,585
Company contributions to money purchase pension schemes	2	1
Compensation for loss of office	43	163

	1,803	1,749

Notes (continued)

21	Related parties (continued)

Other related party transactions

	Transaction values		Balance outstanding as at
	53 week period ended 1 April 2016	52 week period ended 27 March 2015	1 April 2016	27 March 2015
	£000	£000	£000	£000
Management recharges payable
Other related parties	(100)	(103)	(67)	(167)

Loan notes payable
Ultimate parent of the Group	(9,827)	(8,762)	(93,298)	(83,558)

Loans receivable
Ultimate parent of the Group	102	—	102	—

The ultimate parent and controlling party is Crisps Holdings Limited.

22	Subsequent events

The entire share capital of Crisps Topco Limited and all of its subsidiary companies was sold to Thunderball Bidco Limited, a wholly-owned subsidiary of Amplify Snack Brands, Inc. on 2 September 2016.

Subsequent events have been evaluated through to 14 November 2016.

23	Explanation of transition to Adopted IFRSs

As stated in note 1, these are the Group’s first consolidated financial statements prepared in accordance with Adopted IFRSs.

The accounting policies set out in note 1 have been applied in preparing the financial statements for the 53 week period ended 1 April 2016, the comparative information presented in these financial statements for the 52 week period ended 27 March 2015 and in the preparation of an opening IFRS balance sheet at 29 March 2014 (the Group’s date of transition).

In preparing its opening IFRS balance sheet, the Group has adjusted amounts reported previously in financial statements prepared in accordance with its old basis of accounting (UK GAAP). An explanation of how the transition from UK GAAP to Adopted IFRSs has affected the Group’s financial position, financial performance and cash flows is set out in the following tables and the notes that accompany the tables.

Notes (continued)

23	Explanation of transition to Adopted IFRSs (continued)

Reconciliation of equity

		29 March 2014			27 March 2015
		UK GAAP	Effect of transition to Adopted IFRSs	Adopted IFRSs	UK GAAP	Effect of transition to Adopted IFRSs and other adjustments	Adopted IFRSs
	Note	£000	£000	£000	£000	£000	£000
Non-current assets
Property, plant and equipment	a	11,769	(135)	11,634	13,698	(300)	13,398
Intangible assets	a,d	77,561	135	77,696	73,599	4,312	77,911
Other financial assets		2,053	—	2,053	2,368	—	2,368

		91,383	—	91,383	89,665	4,012	93,677

Current assets
Inventories		3,234	—	3,234	4,010	—	4,010
Tax receivable		296	—	296	—	—	—
Other financial assets		3,803	—	3,803	3,118	—	3,118
Trade and other receivables	f	12,086	—	12,086	15,288	(415)	14,873
Cash and cash equivalents		3,868	—	3,868	6,382	—	6,382

		23,287	—	23,287	28,798	(415)	28,383

Total assets		114,670	—	114,670	118,463	3,597	122,060

Current liabilities
Bank loans		827	—	827	2,123	—	2,123
Obligations under finance leases		39	—	39	34	—	34
Trade and other payables		8,505	—	8,505	9,736	—	9,736
Other tax and social security		997	—	997	993	—	993
Deferred government grants		10	—	10	10	—	10
Tax payable		—	—	—	36	—	36
Accruals and deferred income	f	2,862	—	2,862	4,994	(415)	4,579
Other financial liabilities		64	—	64	167	—	167

		13,304	—	13,304	18,093	(415)	17,678

Non-current liabilities
Bank loans		30,539	—	30,539	29,443	—	29,443
Other interest-bearing loans and borrowings	b	74,674	(96)	74,578	83,497	(163)	83,334
Deferred government grants		34	—	34	16	—	16
Deferred tax	b,c,e	121	(1)	120	941	(700)	241
Derivative financial instruments	c	—	97	97	—	213	213
Obligations under finance leases		26	—	26	16	—	16

		105,394	—	105,394	113,913	(650)	113,263

Total liabilities		118,698	—	118,698	132,006	(1,065)	130,941

Net assets		(4,028)	—	(4,028)	(13,543)	4,662	8,881

Equity
Share capital		11	—	11	11	—	11
Share premium		3,500	—	3,500	3,512	—	3,512
Translation reserve		—	—	—	(25)	—	(25)
Retained earnings	b,c,d,e	(7,539)	—	(7,539)	(17,041)	4,662	12,379

Total deficit		(4,028)	—	(4,028)	(13,543)	4,662	8,881

Notes (continued)

23	Explanation of transition to Adopted IFRSs (continued)

Reconciliation of loss for 52 week period ended 27 March 2015

		52 week period ended 27 March 2015
	Note	UK GAAP	Effect of transition to Adopted IFRSs and other adjustments	Adopted IFRSs
		£000	£000	£000

Revenue		56,578	—	56,578
Cost of sales	g	(31,780)	(7,282)	(39,062)

Gross profit		24,798	(7,282)	17,516
Administrative expenses	d,g	(20,721)	11,294	(9,427)

Operating profit before net financing costs		4,077	4,012	8,089
Financial income		65	—	65
Financial expenses	b,c	(12,327)	(49)	(12,376)

Net financing expense		(12,262)	(49)	(12,311)

Loss before tax		(8,185)	3,963	(4,222)
Taxation	b,c,e	(1,317)	699	(618)

Loss for the period		(9,502)	4,662	(4,840)

Notes to the reconciliation of equity and loss

a - Software

Software assets presented as tangible fixed assets under old UK GAAP are presented as intangible assets under IFRS.

b - Loans and borrowings

In accordance with IFRS, the Group now recognises all loans and borrowings at amortised cost using the effective interest method. Deferred tax in relation to the recalculated loan balances has been recognised.

c - Derivative financial instruments

Under old UK GAAP, interest rate swap contracts were not recognised on the balance sheet. In accordance with IFRS, the Group now recognises all derivative transactions, measuring them at fair value. Hedge accounting is not applied and therefore all related gains or losses are recognised through the profit and loss. Deferred tax in relation to the financial instrument has also been recognised.

d - Goodwill

Under old UK GAAP, goodwill was amortised over an estimated useful life of 20 years. In accordance with IFRS, goodwill is now held at cost and reviewed for indicators of impairment on an annual basis. Goodwill in existence prior to the transition date has been held at its amortised cost at the date of transition.

e – Deferred tax

Deferred tax liabilities and taxation expense contain corrections that reduce the related balance and expense by £690,000 from the amounts in the previously issued UK GAAP financial statements at 27 March 2015.

f – Accruals and other receivables

Accruals and other receivables contain corrections that reduce the related balance in the amount of £415,000 from the amounts in the previously issued UK GAAP financial statements at 27 March 2015.

g – Administrative expense and cost of sales

Certain expenses previously classified as administrative expenses under old UK GAAP have been reclassified to cost of sales upon adoption of IFRS.